Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL® ANNOUNCES Q3 REVENUE OF $3.8 BILLION AND

NON-GAAP NET INCOME OF $514 MILLION, OR $2.10 PER SHARE1

IRVINE, Calif. — Apr. 24, 2013 — Western Digital® Corp. (NASDAQ: WDC) today reported revenue of $3.8 billion, hard-drive shipments of 60.2 million and net income of $391 million, or $1.60 per share for its third fiscal quarter ended Mar. 29, 2013. On a non-GAAP basis, net income was $514 million or $2.10 per share.1 In the year-ago quarter, the company reported revenue of $3.0 billion, net income of $483 million, or $1.96 per share, and shipped 44.2 million hard drives. Non-GAAP net income in the year-ago quarter was $619 million, or $2.52 per share.2

The company generated $727 million in cash from operations during the March quarter, ending with total cash and cash equivalents of $4.1 billion. During the quarter, the company utilized $243 million to buy back 5.2 million shares of common stock. On Feb. 14, the company declared a $0.25 per common share dividend, which was paid on Apr. 15.

“Strong execution by our HGST and WD subsidiaries drove outstanding results in the March quarter as we continue to capitalize on the secular growth of digital data,” said Steve Milligan, president and chief executive officer. “Overall industry demand was in line with our expectations. In our business, we saw strength in enterprise, stable performance in client and consumer electronics, and some anticipated seasonal softness in Branded Products.”

The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call webcast can be accessed online at investor.wdc.com. The telephone replay number is 800-685-1235 in the U.S. or +1-203-369-3419 for international callers.

Western Digital® Announces Q3 Revenue of $3.8 Billion and

Non-GAAP Net Income of $514 Million, or $2.10 Per Share1

About Western Digital

Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is a global provider of products and services that empower people to create, manage, experience and preserve digital content. Its subsidiaries design and manufacture storage devices, networking equipment and home entertainment products under the WD®, HGST and G-Technology brands. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

This press release contains a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the growth of digital data. This forward-looking statement is based on management’s current expectations and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statement, including the impact of continued uncertainty and volatility in global economic conditions; supply and demand conditions in the hard drive industry; uncertainties concerning the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s recent Form 10-Q filed with the SEC on Feb. 1, 2013, to which your attention is directed. Readers are cautioned not to place undue reliance on this forward-looking statement, which speaks only as of the date hereof, and the company undertakes no obligation to update this forward-looking statement to reflect subsequent events or circumstances.

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Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. Other marks may be mentioned herein that belong to other companies.

Western Digital® Announces Q3 Revenue of $3.8 Billion and

Non-GAAP Net Income of $514 Million, or $2.10 Per Share1

[1]

Non-GAAP net income for the third quarter fiscal 2013 consists of GAAP net income of $391 million plus $49 million of amortization of intangibles related to the acquisition of HGST and $74 million related to employee termination benefits and other unrelated charges. Non-GAAP earnings per share of $2.10 for the third quarter is calculated by using the same 245 million diluted shares as is used for GAAP earnings per share. The tax effect of the aforementioned items was not material.

[2]

Non-GAAP net income for the third quarter fiscal 2012 consists of GAAP net income of $483 million plus $103 million for costs recognized upon the sale of inventory that was written-up to fair value and amortization of intangibles related to the acquisition of HGST, $34 million of acquisition-related expenses and $15 million for charges and expenses related to the flooding net of recoveries, less $16 million of tax effects related to the aforementioned items. Non-GAAP earnings per share of $2.52 for the third quarter is calculated by using the same 246 million diluted shares as is used for GAAP earnings per share.

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Mar. 29,	Jun. 29,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$4,060	$3,208
Accounts receivable, net	1,700	2,364
Inventories	1,197	1,210
Other	383	359

Total current assets	7,340	7,141
Property, plant and equipment, net	3,803	4,067
Goodwill	1,954	1,975
Other intangible assets, net	656	799
Other assets	174	224

Total assets	$13,927	$14,206

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,037	$2,773
Accrued expenses	837	858
Accrued warranty	122	171
Current portion of long-term debt	230	230

Total current liabilities	3,226	4,032
Long-term debt	1,783	1,955
Other liabilities	495	550

Total liabilities	5,504	6,537
Total shareholders’ equity	8,423	7,669

Total liabilities and shareholders’ equity	$13,927	$14,206

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 29,	Mar. 30,	Mar. 29,	Mar. 30,
	2013	2012	2013	2012
Revenue, net	$3,764	$3,035	$11,623	$7,724
Cost of revenue	2,703	2,058	8,310	5,558

Gross profit	1,061	977	3,313	2,166

Operating expenses:
Research and development	396	265	1,170	649
Selling, general and administrative	185	155	526	340
Employee termination benefits and other charges	63	—	130	—
Charges related to flooding, net	—	15	—	214

Total operating expenses	644	435	1,826	1,203

Operating income	417	542	1,487	963
Net interest and other	(11)	(4)	(35)	(8)

Income before income taxes	406	538	1,452	955
Income tax provision	15	55	207	88

Net income	$391	$483	$1,245	$867

Income per common share:
Basic	$1.64	$2.00	$5.14	$3.67

Diluted	$1.60	$1.96	$5.02	$3.61

Weighted average shares outstanding:
Basic	239	241	242	236

Diluted	245	246	248	240

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 29,	Mar. 30,	Mar. 29,	Mar. 30,
	2013	2012	2013	2012
Cash flows from operating activities
Net income	$391	$483	$1,245	$867
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	309	188	931	486
Stock-based compensation	36	20	107	61
Deferred income taxes	(9)	24	59	42
Non-cash portion of employee termination benefits and other charges	1	—	16	—
Non-cash portion of charges related to flooding	—	10	—	119
Changes in operating assets and liabilities, net	(1)	483	77	363

Net cash provided by operating activities	727	1,208	2,435	1,938

Cash flows from investing activities
Purchases of property, plant and equipment	(188)	(139)	(816)	(393)
Acquisitions, net	26	(3,541)	(1)	(3,541)
Purchase of investments	(2)	—	(17)	—

Net cash used in investing activities	(164)	(3,680)	(834)	(3,934)

Cash flows from financing activities
Employee stock plans, net	39	29	152	49
Repurchases of common stock	(243)	—	(607)	—
Dividends to shareholders	—	—	(121)	—
Proceeds from debt, net of issuance costs	—	2,775	—	2,775
Repayment of assumed debt	—	(585)	—	(585)
Repayment of debt	(115)	(288)	(173)	(350)

Net cash provided by (used in) financing activities	(319)	1,931	(749)	1,889

Effect of exchange rate changes on cash	—	(6)	—	(6)

Net increase (decrease) in cash and cash equivalents	244	(547)	852	(113)
Cash and cash equivalents, beginning of period	3,816	3,924	3,208	3,490

Cash and cash equivalents, end of period	$4,060	$3,377	$4,060	$3,377